UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2008

Calypte Biomedical Corporation
(Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

16290 S.W. Upper Boones Ferry Road, Portland, Oregon 97224

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 19, 2008, the Registrant (the “Company”) received a letter from Maxim A. Soulimov, dated November 19, 2008, resigning from his position as a member of the Company’s board of directors. Mr. Soulimov was nominated to the board of directors in April 2004 by Marr Technologies BV, the company’s largest stockholder, pursuant to a financing arrangement between the Company and Marr Technologies BV in July 2003. Mr. Soulimov’s letter does not indicate that his resignation was caused, in whole or in part, by any disagreement with the Company’s operations, policies or practices.

ITEM 8.01	Other Events.

On November 14, 2008, the Company’s board of directors authorized a reduction in the Company’s workforce in light of the Company’s financial situation. Certain senior managers and employees have been retained, some on a reduced or as-necessary basis, in order to continue the day-to-day operations of the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 25, 2008

Calypte Biomedical Corporation

By:	/s/ Donald N. Taylor
Donald N. Taylor
President and Chief Executive Officer